SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 27, 2004

Ciphergen Biosystems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6611 Dumbarton Circle Fremont, CA 94555
(Address of principal executive offices)

(510) 505-2100
(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                      Entry into a Material Definitive Agreement.

On October 28, 2004 Ciphergen Biosystems, Inc. (“Ciphergen”) announced it had entered into a definitive agreement with Pall Corporation (“Pall”)  to dispose of substantially all of the assets and liabilities of Ciphergen’s BioSepra process chromatography business (the “BioSepra Business”).  Pursuant to that certain Asset Purchase Agreement, dated as of October 27, 2004 (the “Agreement”), by and between Pall and Ciphergen, Pall will pay Ciphergen approximately $32,000,000, net of cash and debt associated with the BioSepra Business, subject to certain other adjustments as set forth in the Agreement.  The Agreement also includes certain representations, warranties and covenants, as well as closing conditions, and is expected to close within forty-five days of the date of the Agreement.

A press release was issued regarding this disposition. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)	Exhibits

	99.1	Press Release dated October 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciphergen Biosystems, Inc.
(Registrant)

Date: October 28, 2004	By:	/s/ William E. Rich
William E. Rich
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 28, 2004